IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS CURRENT REPORT
                 IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP
                                        EXEMPTION.


                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549




                                        FORM 8-K

                                     CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of Earliest Event Reported):  January 10, 1997



                                   TIREX AMERICA INC.
                 (Exact name of registrant as specified in its charter)



             Delaware                  3-17598-NY             22-2824362
     (State or other jurisdiction     (Commission           (I.R.S. Employer
         of incorporation)            File Number)         Identification No.)


            3767 Thimens, Suite 207
            Ville St.Laurent, Quebec                            H4R 1W4
     (Address of principal executive offices)                  (Zip Code)

                                     (514) 335-0111
                  (Registrant's telephone number, including area code)

                  (Former name, former address and former fiscal year,
                             if changed since last report)


                                   Page 1 of 25 pages
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     ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     SALES

          On January 10, 1997, (the "Purchase Date") Registrant sold two hundred thousand (200,000) shares of its common stock, $.001 par value, per share (the "Shares") without registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Regulation S thereof. The following sets forth information respecting the dates, purchasers, and consideration involved in such sales and the bases for Registrant's claim that all such sales were exempt from the registration provisions of Section 5 of the Securities Act.

          The Shares were purchased for cash on a "delivery against payment basis" by a corporation formed under the laws of the British Virgin Islands and having its administrative office at P.O. Box 484, 108 Halkett Place, St. Helier, Jersey, Channel Islands (the "Buyer") at a purchase price of twenty-seven United States cents (US $0.27) per share (the"Per Share Purchase Price") aggregating to a total purchase price of fifty-four thousand ($54,000). The Buyer has represented to Registrant that such purchase was made for investment for its own account and not with a view to the resale or distribution thereof, and that it does not intend to divide its participation with others or to resell or otherwise dispose of all or any part of the Shares unless and until they are subsequently registered under the Act, or an exemption from such registration is avail-able.

          The Buyer has entered into a subscription agreement with Registrant (the "Subscription Agreement") which will entitle it to purchase an ad-ditional five million, three hundred fifty-five thousand, five hundred fifty-five (5,355,555) shares of Registrant's common stock during the approximately six-month period ending June 23, 1997 at the same Per Share Purchase Price. If all 5,555,555 Shares subscribed for are purchased, the total purchase price will be approximately one million, five hundred thousand dollars. The per share purchase price of $0.27 represented a discount of three cents ($0.03) or ten percent (10%) from the average of the high and low bid prices for Registrant's common stock as traded in the over-the-counter market and reported in the NASDAQ Bulletin Board during the month of December 1996. Registrant believes that such discount is warranted by a number of factors including but not limited to the length of the restricted period, the historic volatility of the market for Registrant's common stock, and Registrant's financial condition. The terms of the Subscription Agreement require, among other things, that pay-ment of the full Purchase Price, must be made in good funds by the Buyer prior to the issuance and delivery of the certificates representing any Shares purchased. The certificates representing all shares sold under the Subscription Agreement will bear the following legend:


          The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), but have been issued in reliance upon Regulation S of the Act. These shares may not be sold or otherwise transferred to a United States person (as defined in Regulation S) or to any person with a United States address during the restricted period following issuance of

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          these shares.  Following expiration of the forty day
          restricted period, any resale or transfer of these shares to a United State person or into the United States must be made in accordance with Regulation S, pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act.


     BASIS FOR EXEMPTION CLAIMED

          This sale is claimed to have been exempt from registration under the Securities Act pursuant to Regulation S for the following reasons:

          The sale was an "offshore transaction" within the meaning of Rule 902 insofar as:

          1.   The offer and sale of the Shares was made outside the United
     States;

          2. The Buyer is an offshore corporation formed under the laws of the British Virgin Islands and having its administrative office at P.O. Box 484, 108 Halkett Place, St. Helier, Jersey, Channel Islands and the it has represented itself as such to Registrant. In addition, the Buyer's Corporate Secretary, Basel Corporate Services (Channel Islands) Limited, and the Directors of the Buyer (the "Directors") have also represented the same to the Registrant;

          3. The Registrant did not engage in any "directed selling efforts" to condition the United States market for the Shares in contemplation of the sale and the Buyer has represented that, during the "restricted per-iod" applicable to the Shares, it will not engage in any such directed selling efforts to condition the United States market for the Shares.

          4. Registrant reasonably believes that the sale of the Shares has not been pre-arranged with a buyer in the United States, that upon Buyer's purchase of the Shares the entire economic risk of such purchase shall be sustained outside of the United States, and that the Shares will "come to rest" outside of the United States. Registrant bases such belief on the following representations which the Buyer has made in the Subscription Agreement, on its own behalf and on behalf of each of each beneficial owner of the Buyer (the "Beneficial Owners"), and on similar repre-sentations certified by the Directors, that, among other things:

          (a) Buyer is not organized under the laws of the Undited States and was not formed for the sole purpose ofinvesting in securities sold without registration under the Securities Act pursuant to Regulation S or otherwise.

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          (b)  Buyer was not organized by any person or persons who are citizens or residents of the United States and no Beneficial Owner of Buyer is a United States citizen or resident; For purposes of Buyer's representations, the term "Beneficial Owner" means any natural person who, directly or indirectly through one or more other natural persons and/or entities, has a beneficial ownership interest in, or in any way controls, is controlled by, or is under common control with, the Buyer.

          (c) Buyer was not organized by, and neither Buyer nor any of the Beneficial Owners is:

               (i) a person who, prior to the purchase of the Shares, has a beneficial ownership of ten percent or more of the issued and outstanding common stock of the Seller or in any way controls, is controlled by, or is under common control with, the Seller; or

               (ii) a person who intends upon expiration of the
                    Restricted Period, either directly or indirectly through one or more intermediaries, to distribute, arrange for, facilitate, or participate in any other manner in the distribution of, the Shares in the United States.

          (d) At the time the buy order was originated, Buyer and each of the Beneficial Owners of Buyer were outside the United States;

          (e) No offer to purchase the Shares was solicited or made in the United States;

          (f) The Buyer (and each of the Beneficial Owners, through the Buyer), is purchasing the Shares for such person's own account and neither the Buyer or any of the Beneficial Owners intends upon the expiration of the Restricted Period, either directly or indirectly through one or more intermediaries, to trade, arrange for, facilitate, or participate in any other manner in the trading of, the Shares in the United States.

          (g) All subsequent offers and sales of the Shares shall be made in compliance with Regulation S, pursuant to the registration of the Shares under the Securities Act, or pursuant to an exemption from registration.

          (h) Upon payment of the purchase price for the Shares, Buyer will have assumed the entire economic risk of the beneficial ownership of the Shares and neither the Buyer nor any of the Beneficial Owners has directly or indirectly entered, will not during the Restricted period enter, and does not intend upon expiration of the Restricted Period to enter, into any arrangements, agreements, or understandings with any person resident in the United States to transfer to such person all or any part of the economic risk of beneficial ownership of the Shares or any of the benefits or burdens of such ownership including but not limited to any rights to

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               buy or sell the Shares, short selling and other hedging
               transactions such as option writing, equity swaps, pledging the Shares as collateral, either in a margin account or otherwise, where the lender is in the United States and the expectation is that the collateralization would shift the benefits and burdens of ownership to the lender, or other types of derivative transactions which would result in the transfer of the benefits and burdens of the ownership of the Shares back to the United States.

          (i) The Buyer does not intend, nor does any Beneficial Owner indirectly through the Buyer intend, to purchase the Shares in this Regulation S offering for the purpose of evading, and such purchase will not constitute a transaction or a part of a series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade, the registration provisions of the Securities Act.

          (j) The funds which the Buyer is using to purchase the Shares were not borrowed or otherwise obtained by the Buyer or by any of the Beneficial Owners, directly or indirectly through one or more intermediaries, from a source within the United States of America.

          (k) The Buyer has accepted the condition that before any transfer of the Shares may be made by it, written approval must first be obtained from Registrant's counsel.


     ITEM 7. EXHIBITS

          Exhibits filed as part of this Report are as follows:

     Exhibit 4. Offshore Common Stock Subscription Agreement, dated December 20, 1996, between Registrant and Damask Holdings Limited with the following Exhibits appended to such Subscription Agreement:

                         Exhibit A Certificate of the Directors of the Buyer

                         Exhibit B Certificate of the Corporate Secretary of
                                     the Buyer

                         Exhibit C Delivery Against Payment Instructions

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                                      SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             TIREX AMERICA INC.



     Dated:  January 23,  1997               By /s/ Terence C.Byrne
                                                Terence C. Byrne, President

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